[MULTIPLIER] 1
                                   EXHIBIT 11

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                              PAB BANKSHARES, INC.
                               -------------------

                                                         THREE MONTHS ENDED
                                                              MARCH 31,
                                                      -------------------------
                                                         1999           1998
                                                      ----------     ----------
Basic Earnings Per Share:
------------------------
  Average shares outstanding                           8,285,774      8,276,743
                                                      ==========     ==========

Diluted Earnings Per Share:
--------------------------
  Average shares outstanding                           8,285,774      8,276,743
                                                      ----------     ----------
  Average options outstanding:
    With exercise price of $6.250                        144,000        144,000
    With exercise price of $6.67                           7,353          7,353
    With exercise price of $10.063                       131,250        131,500
    With exercise price of $12.063                        47,500         47,500
    With exercise price of $14.00                         10,000         10,000
                                                      ----------     ----------
  Proceeds from assumed exercise of options
    outstanding                                       $2,982,806      2,959,916
  Average market price per share during
  the period                                          $    17.10          28.57
                                                      ----------     ----------

  Assumed shares repurchased                             174,427        103,599
                                                      ----------     ----------

  Common stock equivalents of options outstanding        165,676        236,754
                                                      ----------     ----------

  Average shares outstanding                           8,451,450      8,513,497
                                                      ==========     ==========

Earnings Per Share:
------------------
  Net Income                                          $1,722,168      1,809,483
                                                      ==========     ==========

  Basic Earnings Per Share                            $      .21            .22
                                                      ==========     ==========

  Diluted Earnings Per Share                          $      .20            .21
                                                      ==========     ==========